Exhibit 99.1

Information Relating to Part II, Item 14 – Other Expenses of Issuance and Distribution

The expenses of Genesee & Wyoming Inc. (the “Company”) in connection with the issuance and distribution by the Selling Stockholders of 5,984,232 shares of Class A Common Stock, par value $0.01 per share (“Shares”) of the Company pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-183862) filed on September 12, 2012, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission (the “SEC”) registration fee.

Total
SEC registration fee under the Securities Act	$73,935.86
Printing expenses	24,000,00
Legal fees and expenses	110,000
Accounting fees and expenses	100,000.00
Transfer Agent fees	3,800.00
Trustee fees and expenses	—
Listing fees	—

Total	$311,735.86